UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2007

CROMWELL URANIUM CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-134549	83-0483725
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
8655 East Via De Ventura, Suite G2000 Scottsdale, AZ		85258
(Address of principal executive offices)		(Zip Code)

(480) 346-1460
(Registrant’s telephone number, including area code)

1640 Terrace Way, Walnut Creek, CA 94597
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects”, “anticipates”, “intends”, “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section “Risk Factors.” We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this report.

EXPLANATORY NOTES

The terms “the Company,” “we,” “us,” and “our” refer to Cromwell Uranium Corp. f/k/a Arbutus Resources, Inc., a Nevada corporation, unless otherwise stated or the context clearly indicates otherwise. “Holdings” refers to Cromwell Uranium Holdings, Inc., an Arizona corporation and our wholly owned subsidiary.

On July 11, 2007, our wholly owned subsidiary merged (the “Merger”) with and into Cromwell Uranium Holdings, Inc., an Arizona corporation (“Holdings”). Holdings was the surviving corporation of the Merger. As a result of the Merger, we acquired the business of Holdings and will continue its existing business operations as our wholly owned subsidiary as a public company under our name.

This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated by reference.

All financial figures in this Current Report are denominated in U.S. Dollars unless stated otherwise. At June 1, 2007, the exchange rate as reported by the Wall Street Journal was Cdn$1 equaled US$1.0612.

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement	4
Item 2.01.	Completion of Acquisition or Disposition of Assets	4
The Merger and Related Transactions		4
Description of Our Business		7
Risk Factors		15
Management’s Discussion and Analysis of Financial Condition and Results of Operations		25
Description of Property		29
Security Ownership of Certain Stockholders and Management		29
Directors and Executive Officers, Promoters and Control Persons		30
Executive Compensation		31
Certain Relationships and Related Transactions		33
Description of Securities		33
Market for Common Equity and Related Stockholder Matters		36
Legal Proceedings		37
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure		37
Recent Sales of Unregistered Securities		37
Indemnification of Officers and Directors		38
Index to Exhibits		39
Description of Exhibits		39
Item 3.02	Unregistered Sales of Equity Securities	39
Item 4.01	Changes in Registrant’s Certifying Accountant	39
Item 5.01	Changes in Control of the Registrant	40
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	40
Item 5.06	Change in Shell Company Status	40
Item 9.01	Financial Statements and Exhibits	40

Item 1.01. Entry into a Material Definitive Agreement

On July 11, 2007, (the “Closing Date”) we entered into an Agreement and Plan of Merger and reorganization (“Merger Agreement”) with Holdings and our wholly owned subsidiary, Cromwell Acquisition Corp., and completed the Merger. For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 to this Current Report, which disclosures are incorporated into this item by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

The Merger and Merger Agreement

On the Closing Date we entered into the merger Agreement (“Merger Agreement”) with Cromwell Acquisition Corp. and Holdings and completed the Merger. A copy of the Merger Agreement is annexed to this Report as Exhibit 2.1 and is incorporated by reference.

As previously reported, on June 22, 2007, we consummated a private offering of our 9% convertible debentures (“Debentures”). $545,000 of Debentures were sold on June 22, 2007 and an additional $50,000 was sold on June 28, 2007. We loaned the proceeds of the Debenture offering to Holdings in the form of a bridge loan (“Bridge Loan”). The Bridge Loan was evidenced by a note (“Note”) bearing interest at 9% per annum, with Holdings required to make monthly payments in arrears of accrued interest commencing 30 days after issuance. The repayment of the Note was secured by a perfected security interest on all of the capital stock of the Holdings which was pledged to us and was held in escrow. The Note was deemed paid in full upon the consummation of the Merger. Copies of the Bridge Loan documentation are incorporated into this Report as Exhibits 10.6 to 10.8.

The Debenture offering was conducted pursuant to the exemptions from registration provided by Regulation D and Regulation S of the Securities Act, to a limited number of accredited investors or non-U.S. persons. The Debentures are unsecured, bear interest at the rate of 9% per annum, began to accrue commencing 120 days from issuance, and are for a term of three years. The Debentures are payable in consecutive monthly installments of principal and interest, commencing 120 days from the issuance. The outstanding principal and accrued and unpaid interest of the Debentures automatically converted into units (“Debenture Units”) upon the consummation of the Merger. Debenture Units consist of one share of our common stock and one warrant to purchase one share of our common stock. The Debentures converted into Debenture Units at an conversion price of $0.50 principal amount to one Debenture Unit. The underlying warrants are exercisable at $0.75 cents per share and are for a term of five years. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity.” Copies of the Debenture documentation are incorporated into this Report as Exhibits 10.4 and 10.5.

As previously reported, we are contemplating a private offering of units (“PPO Units”) for aggregate gross proceeds of $4.5 million, at $1.00 per PPO Unit including the $595,000 loaned pursuant to the Bridge Loan. PPO Units will consist of one share of our common stock and one warrant to purchase one share of our common stock. The underlying warrants will be exercisable at $2.00 per share and are for a term of five years. The terms of the contemplated PPO are subject to change.

Prior to entering the Merger Agreement, the only material relationship that existed among the parties was the Bridge Loan.

Pursuant to the Merger Agreement, on the Closing Date, Cromwell Acquisition Corp., our wholly owned subsidiary, merged with and into Holdings, with Holdings as the surviving corporation. We acquired the business of Holdings pursuant to the Merger and will continue the existing business operations of Holdings as a publicly traded company under our own name.

Each share of Holdings automatically converted into 310,000 shares of our common stock or 31,000,000 shares in the aggregate. Our pre-merger stockholders owned 24,003,002 shares of our common stock after giving effect to the Merger. Also on the Closing Date, each $0.50 of our Debentures, aggregate principal amount, automatically converted into Debenture Units. An aggregate of 1,190,000 shares of our common stock and 1,190,000 warrants were issued upon conversion of the Debentures.

The Merger Agreement contained customary representations, warranties and covenants of us, Holdings and Cromwell Acquisition Corp. for similar transactions. Breaches of representations and warranties are secured by customary indemnification provisions. The Merger Agreement contained a post-closing adjustment to the number of shares of our common stock issued to the former Holdings stockholders, in an amount up to 2,000,000 shares, to be issued on a pro rata basis for any breach of the Merger Agreement by us discovered during the two year period following the Closing Date. In order to secure the indemnification obligations of Holdings under the Merger Agreement, 5% of the shares of our common stock to which the former Holdings stockholders are entitled in exchange for their shares of Holdings in connection with the Merger will be held in escrow for a period of two years pursuant to an escrow agreement, a copy of which is attached as Exhibit 10.10 hereto and is incorporated herein by reference.

The Merger Agreement also contained a provision whereby if we or Holdings experience a loss with respect to a liability of ours as it existed immediately prior to the Merger. The remedy for any such loss shall be for us to issue such number of additional shares of our common stock to the former stockholder of Holdings as would result from dividing the amount of the loss by the price of each Unit offered in the proposed private placement. Up to 2,000,000 shares may be issued pursuant to this provision.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. Our historical financial statements before the Merger will be replaced with the historical financial statements of Holdings in all future filings with the Securities and Exchange Commission (the “SEC”).

As of the Closing Date, our board of directors consists of five members. Pursuant to the Merger Agreement, the prior holders of Holdings’ common stock were entitled to nominate four directors the Board and appointed Robert McIntosh, David Naylor, Graeme Scott, and David Rector. Stockholders of ours immediately prior to the Closing Date were entitled to nominate one director to the Board and, as of the date of this Report, had not selected their nominee. Also on the Closing Date, Karen Law, our former director, resigned.

The parties have taken all actions necessary to ensure that the Merger is treated as a tax free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of common stock to the holder of Holdings’ capital stock in connection with the Merger was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement. The issuance of our common stock and warrants pursuant to the conversion of the Debentures was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation S.

Split-Off Agreement

Prior to the Closing Date, we transferred all of our assets, other than the stock of Cromwell Acquisition Corp., to Arbutus Leaseco, Inc., a Nevada corporation (“Leaseco”), our wholly owned subsidiary. As a condition of the Merger, on the Closing Date, we sold all the capital stock of Leaseco to Karen Law and Lyle Smith in exchange for the capital stock of ours that each owned, 44,450,000 shares in the aggregate (the “Split-Off”). This was done pursuant to a Split-Off Agreement (“Split-Off Agreement”), a copy of which is annexed to this Report as exhibit 10.11 and is incorporated by reference.

General Release Agreement

In conjunction with the Split-Off Agreement, we entered into a General Release Agreement (“General Release Agreement”) with Leaseco, Holdings, Ms. Law and Mr. Smith, whereby Leaseco, Ms. Law and Mr. Smith pledged not to sue us or Holdings and forever release us and Holdings and our respective present and former officers, directors, stockholders, employees and the like from any and all claims, actions, obligations, liabilities and the like, incurred or suffered by Leaseco, Ms. Law or Mr. Smith connected to any act or omission that occurred or failed to occur at or prior to the Closing Date.

Pro Forma Ownership

Immediately after giving effect to the Merger and conversion of our Debentures, there were issued and outstanding on a fully-diluted basis including the shares of our common stock underlying the 2007 Stock Option Plan, 41,043,498  shares of Common Stock, as follows:

•	24,003,002 shares owned by our pre-Merger stockholders;
•	31,000,000 shares owned by the former Holdings stockholders;
•	1,190,000 shares owned by the former Debenture holders;
•	1,190,000 shares underlying warrants owned by former Debenture holders; and
•	3,000,000 shares underlying our 2007 Stock Option Plan.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and Holdings deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Holdings and will be recorded at its historical cost basis, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Holdings, historical operations of Holdings, and operations of Holdings after the Closing Date. Except as described above, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of us. Further, as a result of the issuance of the shares of common stock pursuant to the Merger, a change in control of us occurred as of the date of consummation of the Merger. We continue to be a “small business issuer,” as defined under the Exchange Act, following the Merger.

DESCRIPTION OF OUR BUSINESS

We are a natural resource exploration company engaged in the exploration of properties that may contain uranium in Southern Ontario, Canada. Our strategy is to complete exploration of a parcel in Monmouth township and to continue initial exploration of properties near Longlac and Elliot Lake, respectively, and to acquire properties that are thought to be promising for uranium exploration. Monmouth has been the subject of historical exploration by another mining company the results of which, we believe, are promising. We are focusing our own exploration efforts on the Monmouth property. Neither Longlac nor the Elliot Lake properties have been the subject of historical exploration, but we believe that their location near other uranium producing land merits our initial exploration efforts.

Our properties do not have any established reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of them contain commercially viable deposits of uranium. As such, we are considered an exploration or exploratory stage company. There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. The Longlac and Elliot Lake properties will require a great deal more exploration work than will Monmouth.

The Uranium Industry

Uranium (U3O8) is one of the more common elements in the Earth's crust—about 40 times more common than silver and 500 times more common than gold. It occurs in concentrated deposits called skarns which intrude into the existing rock formations, such as limestone. When it is separated from the surrounding rock, by gravity separation, in situ methods, or otherwise, it can be refined or converted into a more concentrated form known as yellowcake. Yellowcake can be processed to make fuel rods which are used by nuclear power plants to make electricity.

Demand for Uranium Generally

Demand for uranium in the United States, Canada, and Western Europe has increased steadily over the past 35 years, from 18,000,000 pounds per year in 1970, to 160,000,000 pounds in 2005 (figures are approximate). These numbers are before considering nuclear reactors in the former Soviet bloc, South America or Asia. The world is experiencing another wave of new nuclear plants being built: Finland and France are each building one; China alone has ordered four additional plants from Westinghouse and expressed interest in two plants of European design; and further construction is planned in Russia, India, and the other nations of Asia.

Source: The Ux Consulting Company, LLC

This increased demand has increased uranium’s price on the world market. Between 1987 and 2004, spot prices fluctuated between approximately $6-$16 per pound of U3O8. Prices during 2004-2006 increased from approximately $15 to $35 per pound. During 2006-2007, prices climbed as high as $136 at June 25, 2007.

©UxC, The Ux Consulting Company, LLC

Generally speaking, uranium exploration activities include (i) prospecting, looking at the land’s surface structure and taking readings with a sciutollmeter, a device that detects the radioactive signature of uranium; (ii) geological mapping of surface rock outcroppings; (iii) surface trenching of outcroppings, removing the earth, brush, and trees from the underlying rock formations; (iv) sampling and assaying of underlying rock and performing geochemical analysis thereof; (v) line cutting comprised of cutting a grid through trees and brush; (vi) diamond drilling of exploratory vertical drill holes between 500-1,000 feet deep and analyzing the cores; and (vii) metallurgical analysis of small scale bulk sampling of prospective areas of the underlying rock.

Monmouth

Generally

On June 12, 2007, Holdings purchased an option from Yvon Gagne, to acquire an undivided 100% interest in the mining rights associated with approximately 1,560 acres on Crown land. Monmouth consists of 39 units within six mining claims. Each unit covers approximately 40 acres.

The purchase price was (i) $5,000 paid at closing; (ii) $15,000 paid on May 14, 2007; (iii) 250,000 shares of our common stock to be issued in connection with the PPO; (iv) 250,000 additional shares to be issued no later than late 2008; and (v) progress payments totaling $160,000 to be paid between March 14, 2008 and March 14, 2010. Upon complete payment of the purchase price, Holdings will be deemed to have exercised the option.

The seller retained a 3% royalty after cost recovery on the sale of mineral ore from mining operations. Holdings may reduce such royalty interest by half in exchange of a payment of $1.5 million.

Previous Exploration

In the 1960s, Northern Nuclear Mines Limited conducted an exploration program based on 44 diamond drill holes and one 10-ton bulk sample. It commissioned a noted uranium geoscientist of the day to compile an analysis of the exploration. He published a report in July 1968 (the “1968 Report”) in connection with the Monmouth claims, which is now in the public domain. We also have possession of all underlying data and the metallurgical results conducted on the bulk sample by Lakefield Industries, now operated by SGS Laboratories.

The 1968 Report indicated that uranium mineralization is disseminated in a limestone skarn of a thickness between 15-60 feet. The skarn horizon has been mapped for a length of 6,000 feet, 1,500 of which has been explored with detailed geological mapping, trenching, sampling and scientollometer surveys. Drill core analysis of the skarn shows uranium values of between 1/10th pound to over six pounds per ton, averaging 0.9 pounds per ton. The 1968 estimated that Monmouth contained at least 1,500,000 pounds of uranium, which, at today’s prices, would indicate a present value of $202.5 million.

Initial metallurgic tests underlying the 1968 Report indicate that greater than 80% of the uranium could be extracted from the surrounding rock by simple gravity separation comprised of crushing rock and removing the heavy uranium minerals by way of density separation. Our own metallurgical studies will determine the optimal recovery procedures.

We believe that the 1968 Report and the underlying field program are of a high quality, gathered accurate data and have well supported conclusions. However, new Canadian securities regulations prevent us from solely relying on the 1968 Report to quote historical reserves. Instead, to be compliant with the new regulations, we need to repeat the exploration efforts that underlay the 1968 Report. We are not required to do so in connection with filings with the SEC, but intend to follow its guidelines in quoting mineral reserves.

Current Exploration

As of the date of this report, we have paid independent contractors to dig 24 surface trenches by hand and have undertaken channel saw assaying of the trenches and are awaiting the results. We are also in the process of completing 180 kilometers of cut grid to facilitate the property-wide geological mapping and prospection. Approximately 50% of this grid is now complete. We expect these efforts will be completed by the end of August 2007.

During September 2007, we expect to begin a comprehensive diamond drilling program to confirm the conclusions of the 1968 Report and to test newly discovered uranium occurrences. If the size of the contemplated PPO remains at $4.5 million, we expect to budget approximately $1.4 million for these activities, but that amount could change. By October 2007, the Company plans to ship a number of bulk samples to Lakefield/SGS for metallurgical and recovery analysis. When all field results have been received and compiled, the Company will prepare a pre-feasibility study of the Monmouth Project, and if we believe it to be sufficiently promising, we will use the results to seek additional capital to prepare a complete feasibility study. We will need to raise additional capital to prepare the feasibility study or conduct further mining activities.

Longlac and Elliot Lake

Longlac Generally

On June 12, 2007, Holdings purchased a 100% undivided interest in eight mineral claims comprised of 128 units (approximately 5,120 acres) from 2060014 Ontario, Ltd. The purchase price was $16,000 paid at closing and 250,000 shares of our common stock to be issued in connection with the PPO.

Elliot Lake Generally

On June 12, 2007, Holdings purchased a 100% undivided interest in four mineral claims comprised of 30 units (approximately 1,200 acres) from 2060014 Ontario, Ltd. The purchase price was $3,750 paid at closing and 250,000 shares of our common stock to be issued in connection with the PPO.

The Elliot Lake property is located approximately one half mile from the past producing Pronto mine, which, between 1955-1959 produced 2,100,000 tons averaging approximately 2.3 pounds per ton.

Previous Exploration

The Longlac and Elliot Lake properties lie within high prospective areas of favorable rock for the discovery of uranium. The current projects are “grass roots” and have no history of recorded work. The programs to be conducted will be prospecting and limited mapping during the summer of 2007.

Outlook

If the size of the contemplated PPO remains at $4.5 million, we expect to budget approximately $200,000 for surface exploration and approximately $500,000 for diamond drilling at these locations but those amounts could change. Were these efforts to reveal suspected deposits of significance, we would increase our exploration activity which could require that we raise additional capital.

History of the Company

Our History

We were incorporated in the State of Nevada on April 7, 2004 as Arbutus Resources, Inc. Our business plan was mineral property exploration. In June 2007, we exited our business plan as we began to negotiate a reverse triangular merger with Holdings. On June 15, 2007, Karen Law resigned her positions as an officer and Lyle Smith resigned as our officer and director. Mr. Rector joined our Board of Directors, and became our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on the same date.

To indicate our new business focus, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State on June 15, 2007 which changed our name to “Cromwell Uranium Corp.” and increased our authorized capital stock from 75,000,000 shares of common stock, par value $0.001, to 310,000,000 shares, comprised of 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

On July 5, 2007 we effected a 6.35 forward stock split in the form of a dividend. The dividend was paid to shareholders of record as of the close of business on June 29, 2007. Immediately prior to the split we had 10,780,000 common shares issued and outstanding. Immediately following the stock split we had 68,453,000 common shares issued and outstanding.

After giving effect to the Split-Off, we had 24,003,000 shares of common stock outstanding.

History of Holdings

In late 2006, independent geologists Robert McIntosh and Graeme Scott realized the emerging growth in the uranium sector and the rapid rise in prices. They elected to start their own private business venture which would search for attractive uranium mining properties in Ontario, Canada. They began an exhaustive search through historical archives and records of past producers and previously explored properties. They felt it was necessary to locate a property with known reserves, rather than ones which were more speculative.

Mr. Scott conducted this research and after five months of work, he came upon the Monmouth property which had been overlooked by other interested parties. In April 2007, an agreement in principal was reached with Mr. Gagne to purchase the Monmouth project. Former colleagues assisted Mr. Scott in locating the Elliot Lake and Longlac properties.

The Company was incorporated on June 12, 2007 and executed purchase agreements for Monmouth, Elliot Lake, and Longlac on the same day.

Our address is 8655 East Via De Ventura, Suite G2000, Scottsdale, AZ 85258. Our phone number is (480) 346-1460. We maintain a website at http://www.cromwelluranium.com. Information on our website is not incorporated by reference into this report.

Customers and Market

We expect that Cameco Corporation (“Cameco”) will be the sole customer of our end product, uranium ore. Cameco has uranium processing and refining facilities at Port Hope, Ontario, located approximately 1½ hours from Monmouth. Cameco has an additional facility at Blind River, Ontario, located less than one hour from Elliot Lake. The Cameco installations are facilities which refine uranium ore into fuel rods used in the operation of nuclear power plants. Cameco also sells processed uranium worldwide.

Historically, Cameco’s facilities have unused capacity and purchase ore from all parties wishing to use its facilities. In the recent past, Cameco has reported increased production from the facilities we expect to use. There can be no assurance that Cameco will continue to have the refining capacity to purchase our ore. Additional refining plants are available to purchase our product, but at greater distance and with higher transport costs.

Uranium is traded on world commodity markets. Historically, these markets are highly liquid and may be volatile. Spot purchase prices for uranium can be affected by a number of factors, all of which are beyond our control, including but not limited to:

•	fluctuation in the supply of, demand;
•	mining activities of others;
•	interest rates;
•	currency exchange rates;
•	inflation or deflation;
•	fluctuation in the value of the United States and Canadian dollars and other currencies; and
•	political and economic conditions of major uranium or other mineral-producing countries.

Competition

We compete with other exploration companies, many of which possess greater financial resources and technical abilities than we do. Our primary competition consists of small, independent companies like ourselves. Our main areas of competition are acquiring exploration rights and engaging qualified personnel. The uranium exploration industry is highly fragmented, and we are a very small participant in this sector. Many of our competitors explore for a variety of minerals and control many different properties around the world. Almost all of them have been in business longer than we have and have probably established more strategic partnerships and relationships and have greater financial accessibility than we do.

There is significant competition for properties suitable for uranium exploration. As a result, we may be unable to continue to acquire interests in attractive properties on terms that we consider acceptable.

Environmental Regulation

Various levels of governmental controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased. With respect to the regulation of mineral exploration and processing, legislation and regulations establish performance standards, air and water quality emission standards and other design or operational requirements for various aspects of the operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations and may require that some former mineral properties be managed for long periods of time after exploration activities have ceased.

Our exploration activities are subject to various levels regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties. As part of our planned feasibility study, we would secure all necessary permits for our exploration activities. Obtaining such permits usually requires the posting of bonds for subsequent remediation of trenching, drilling and bulk sampling. Delays in the granting of permits are not uncommon, and any delays in the granting of permits may adversely affect our exploration activities. Additionally, necessary permits may be denied, in which case we will be unable to pursue any exploration activities on our properties. It may be possible to appeal any denials of permits, but any such appeal will result in additional delays and expense.

We do not anticipate discharging water into active streams, creeks, rivers, lakes or any other bodies of water without an appropriate permit. We also do not anticipate disturbing any endangered species or archaeological sites or causing damage to our properties. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to the applicable permits. The cost of remediation work varies according to the degree of physical disturbance. It is difficult to estimate the cost of compliance with environmental laws since the full nature and extent of our proposed activities cannot be determined at this time.

In late 2002, the Government of Canada ratified the Kyoto Protocol, an international agreement designed to manage greenhouse gas emissions which became effective on February 16, 2005. Other than as described in the 2005 Kyoto Protocol, relatively few details regarding its implementation in Canada have been provided by the federal government. Numerous uncertainties regarding details of the Kyoto Protocol's implementation remain and there can be no assurance that future rules and regulations will not affect our ability to operate as planned. It may become necessary to develop and install certain equipment to mitigate adverse effects of rules and regulations on emission controls with a significant increase in capital or operating costs. If emissions cannot be physically controlled or mitigated to the satisfaction of new rules and regulations, tax or other fiscal means may be introduced to penalize us or otherwise increase our operating costs.

Changes in environmental regulation could have an adverse effect on us from the standpoint of product demand, product reformulation and quality, methods of production and distribution and costs, and financial results.  For example, requirements for cleaner burning fuels could cause additional costs to be incurred, which may or may not be recoverable in the marketplace.  The complexity and breadth of these issues make it extremely difficult to predict their future impact on us.  Management anticipates that the implementation of new and increasingly stringent environmental regulations will increase necessary capital expenditures and operating expenses from present estimates. Compliance with environmental regulation can require significant expenditures and failure to comply with environmental regulation will result in the imposition of fines and penalties, liability for clean up costs and damages and the loss of important permits.

Other Government Regulations

The Canadian federal government requires that Holdings spend approximately Cdn$500 per acre (or approximately Cdn$800,000 in the aggregate for Monmouth) in exploration and development to maintain its claim in good standing. Failure to maintain a claim in good standing results in forfeiture of the claim to the government. Our proposed business will be affected by numerous laws and regulations, including energy, conservation, tax and other laws and regulations relating to the industry. Any extraction operations will require permits or authorizations from federal, provincial or local agencies.

Employees

Prior to the Merger, neither we nor Holdings currently had any employees. Mr. McIntosh, Mr. David Naylor, and Mr. Graeme Scott, our officers and those of Holdings, each had consulting agreements with Holdings which were terminated at the Merger and were replaced by employment agreements with us. See “Executive Compensation - Agreements with Officers and Directors” for a description of the employment agreements. In the future, if our activities grow, we may hire additional personnel or consultants on an as-needed basis.

Available Information

We presently file annual and quarterly reports, and other reports, with the SEC which can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available free of charge on the SEC’s website (http://www.sec.gov).

RISK FACTORS

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO BECOME IMPORTANT FACTORS THAT MAY HARM OUR BUSINESS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS AND UNCERTAINTIES.

We are a new enterprise intending to engage in the business of uranium exploration and mining. The business of acquiring, developing and producing uranium reserves is inherently risky. This section is organized as follows:

•	Risks related to our business
•	Risks related to our financial condition
•	Risks relating to our industry; and
•	Risks related to our common stock

 Risks Related To Our Business

We Have No Operating History. Accordingly, You Have No Basis Upon Which To Evaluate Our Ability To Achieve Our Business Objectives.

We are a development stage company and have never had revenue from operations. As a company without an operating history and limited property interests or related assets, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in the establishment of a new business enterprise and must be considered in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the uranium mining industry. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.

We Have Not Yet Established Any Reserves And There Is No Assurance That We Ever Will.

There are numerous uncertainties inherent in estimating quantities of uranium resources, including many factors beyond our control, and no assurance can be given that the recovery of uranium will be realized. In general, estimates of recoverable uranium resources are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable uranium, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially.

Our Lack Of Diversification Will Increase The Risk Of An Investment In Us, As Our Financial Condition And Results Of Operations May Deteriorate If We Fail To Diversify.

Only Monmouth is in an active state of exploration. Efforts at Elliot Lake and Longlac have not progressed beyond initial prospecting and surveying. The majority of our efforts and spending are on the Monmouth property. Larger companies have the ability to manage their risks over many properties. However, we will lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile. If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

Relationships Upon Which We May Rely Are Subject To Change, Which May Diminish Our Ability To Conduct Our Operations.

To develop our business, it will be necessary for us to establish business relationships which may take the form of joint ventures with private parties and contractual arrangements with other companies, including those that supply equipment and other resources that we expect to use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If these relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

We May Not Be Able To Effectively Establish Operations Or Manage Our Growth, Which May Harm Our Profitability.

Our strategy envisions establishing and expanding our business. If we are successful at establishing operations at Monmouth and elsewhere, we may be unable to manage our growth. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new personnel. We cannot assure you that we will be able to:

▪	meet our capital needs;
▪	expand our systems effectively or efficiently or in a timely manner;
▪	allocate our human resources optimally;
▪	identify and hire qualified employees or retain valued employees; or
▪	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Competition In Obtaining Rights To Acquire And Develop Uranium Reserves And To Market Our Production May Impair Our Business.

The uranium industry is highly competitive. Other companies may seek to acquire property leases and other properties and services we will need to operate our business in the areas in which we expect to operate. This competition has become increasingly intense as the price of uranium on the commodities markets has risen sharply in recent years.

Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining capacity which may give them a competitive advantage. If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our business.

The uranium industry competes with other industries in supplying energy, fuel, and related products to consumers. If another industry were to be able to produce fuel and electricity more cheaply than the uranium alternative, fewer nuclear power plants may be built restricting the growth in demand for our product. Development of new projects or expansion of existing operations could materially increase the supply of recoverable uranium. Depending upon the levels of future demand, increased supplies could negatively impact the prices obtained for uranium.

Our Business May Suffer If We Do Not Attract And Retain Talented Personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion integrity and good faith of our management and other personnel in conducting our intended business. We presently have a small management team which we intend to expand in conjunction with our planned operations and growth. The loss of a key individual or our inability to attract suitably qualified staff could materially adversely impact our business. We have consulting agreements with Mr. McIntosh, Mr. Naylor and Mr. Scott. These agreements are on a month-to-month basis and are terminable by either party on 30 days notice. As a practical matter, these agreements will not assure the retention of any of the three. It is possible that we may not be able to enforce all of its provisions either generally or its non-competition provisions specifically.

Our success depends on the ability of our management to interpret market and geological data correctly and to interpret and respond to economic, market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, and marketing personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, integrate or retain sufficiently qualified personnel.

Our Management Team Does Not Have Extensive Experience In Public Company Matters, Which Could Impair Our Ability To Comply With Legal And Regulatory Requirements.

Our management team has had limited U.S. public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws, including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and result in the deterioration of our business.

Losses And Liabilities Arising From Uninsured Or Under-Insured Hazards Could Have A Material Adverse Effect On Our Business.

Our proposed unconventional uranium operations will be subject to the customary hazards of recovering, transporting and processing hydrocarbons, such as fires, explosions, gaseous leaks, and migration of harmful substances. A casualty occurrence might result in the loss of equipment or life, as well as injury, property damage or other liability. We have not made a determination as to the amount and type of insurance that we will carry. It cannot be assured that our insurance will be sufficient to cover any such casualty occurrences or disruptions. Our operations could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on our business, financial condition and results of operations.

Because Our Officers Have Other Business Interests, They May Not Be Able To Devote A Sufficient Amount Of Time To Our Business Operation, Causing Our Business To Fail.

Each of Messrs. McIntosh and Naylor is involved with other mineral or petroleum exploration companies and unable to devote all of their respective business time and effort to us. Our officers and directors presently possess adequate time to attend to our interests. In the future, our management will use their best efforts to devote sufficient time to the management of our business and affairs and, provided additional staff may be retained on acceptable terms, to engage additional officers and other staff should additional personnel be required. However, it is possible that our demands on management's time could increase to such an extent that they come to exceed their available time, or that additional qualified personnel cannot be located and retained on commercially reasonable terms. This could negatively impact our business development.

Because Our Officers And Directors Are Involved Or Affiliated With Other Resource Exploration Companies, They May Have Conflicts Of Interest With Us.

Each of Messrs. McIntosh and Naylor is involved or affiliated with one or more other resource exploration companies. As a result of these relationships, they may have or may develop conflicts of interest with us.

Risks Related To Our Financial Condition

We Have A History Of Losses, An Accumulated Deficit, And Expect To Continue To Incur Losses.

On a pro forma basis, we incurred combined losses of $(189,192) for the four months ended May 31, 2007 and combined stockholders’ equity of $507,514 at May 31, 2007. We expect to lose money for the foreseeable future while we explore and develop uranium reserves at Monmouth and elsewhere.

We Will Need Additional Capital to Complete a Feasibility Study or Conduct Mining Activities Beyond a Pre-Feasibility Study.

We currently have no cash or cash equivalents. We are planning to conduct a private placement of our units (“PPO Units”), consisting of one share of our common stock and one half a warrant to purchase our common stock, in the near future. We expect to raise approximately $3.1 million from this offering, net of the $595,000 Bridge Loan. Our budget will enable us to conduct sufficient exploration of Monmouth to prepare a pre-feasibility study evaluation of the property, similar in content to the 1968 Report. If it is sufficiently promising to merit further exploration or mining activity, we will need to raise further additional capital. Failure to do so could result in our having to restrict or cease operations.

We will be dependent on raising capital, debt or equity, from outside sources to pay for continued exploration and development of our property. Such capital may not be available to us when we need it, if at all. The issuance of additional equity securities by us will result in a dilution to our current shareholders which could depress the trading price of our common stock. Obtaining debt financing will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and be required to scale back or cease our operations. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Our Independent Registered Public Accounting Firm Has Expressed Doubt About Our Ability To Continue As A Going Concern. This Could Make It More Difficult For Us To Raise Funds And Adversely Affect Our Relationships With Lenders, Investors And Suppliers.

Our independent registered public accounting firm, Moore and Associates Chartered, included an explanatory paragraph that expresses doubt as to our ability to continue as a going concern. Although we believe that we can overcome such doubt in the future, we cannot provide any assurance that we will in fact operate our business profitably or obtain sufficient financing to sustain our business in the event we are not successful in our efforts to generate sufficient revenue and operating cash flow. Accordingly, there can be no assurance that the report of our auditors on our future financial statements for any future period will not include a similar explanatory paragraph if we are unable successfully implement our business plan. The expression of such doubt by our auditors or our inability to overcome the factors leading to such doubt could have a material adverse effect on our business.

Risks Related To Our Industry

Exploration For Uranium Deposits Is Inherently Speculative. There Can Be No Assurance That We Will Establish Commercial Discoveries At Monmouth or Elsewhere.

Exploration for economic reserves of uranium is subject to a number of risk factors. Few properties that are explored are ultimately developed into a producing mine. Our properties are in the exploration stage only and are without proven reserves. We may not establish commercial discoveries on any of our properties.

There are numerous uncertainties inherent in estimating quantities of uranium deposits, including many factors beyond our control, and no assurance can be given that expected levels of resources or recovery of resources will be realized. In general, estimates of recoverable deposits are based upon a number of factors and assumptions made as of the date on which resource estimates are determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable uranium, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially.

Prices And Markets For Uranium Are Unpredictable And Tend To Fluctuate Significantly, Which Could Reduce Profitability, Growth And The Value Of Our Proposed Business.

Our revenues and earnings, if any, will be highly sensitive to the price of uranium. Prices are subject to large fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors beyond our control.

Uranium prices have fluctuated widely in recent years and we expect continued volatility and uncertainty in prices.  A prolonged period of low prices could affect the value of our properties and the level of spending on growth projects, and could result in curtailment of production on some properties.  Accordingly, low uranium prices in particular could have an adverse impact on our financial condition and liquidity and results of operations.

Existing Environmental Regulations Impose Substantial Operating Costs Which Could Adversely Effect Our Business.

Environmental regulation affects nearly all aspects of our operations.  These regulatory regimes are laws of general application that apply to us in the same manner as they apply to other companies and enterprises in the energy industry. Uranium mining presents environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, provincial, and local laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on emissions and deposits of various substances produced in association with our operations. The legislation also requires that facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material.

Abandonment And Reclamation Costs Are Unknown And May be Substantial.

Certain environmental regulations govern the abandonment of project properties and reclamation of lands at the end of their economic life, the costs of which may be substantial. A breach of such regulations may result in the issuance of remedial orders, the suspension of approvals, or the imposition of fines and penalties, including an order for cessation of operations at the site until satisfactory remedies are made. It is not possible to estimate with certainty abandonment and reclamation costs since they will be a function of regulatory requirements at the time.

Changes In The Granting of Governmental Approvals Could Raise Our Costs And Adversely Effect Our Business.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiration. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities. The complexity and breadth of these issues make it extremely difficult to predict their future impact on us.  Management anticipates capital expenditures and operating expenses could increase in the future as a result of the implementation of new and increasingly stringent environmental regulations.

We Are Exposed To Fluctuations In The Exchange Rate Between The U.S. Dollar And The Canadian Dollar.

Substantially all our cash is denominated in U.S., Dollars while substantially all our costs of operations are paid in Canadian Dollars. Over the past three years, the U.S. Dollar has depreciated against he Canadian Dollar by approximately one-third. Whether this trend will continue cannot be predicted. Our financial statements and the pro forma financial statements included herein are presented in U.S. dollars. We expect that once development begins, we will receive a substantial portion of our revenue by reference to U.S. dollar denominated prices, although a substantial amount of our operating costs will be denominated in Canadian dollars. Continued fluctuations in exchange rates between the U.S. and Canadian dollar may give rise to foreign currency exposure, either favorable or unfavorable, creating another element of uncertainty.

Our Inability to Obtain Necessary Facilities Could Hamper Our Operations.

Mining activities are dependent on the availability of equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. Shortages or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

Risks Related To Our Common Stock

There Is No Established Trading Market For Our Common Stock Which May Impair Your Ability To Sell Your Shares.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol “CWLU.” There has been no established trading market for our common stock since our inception. The lack of an active market may make it difficult to obtain accurate quotations of the price of our common stock. and impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

The Market Price Of Our Common Stock Is Likely To Be Highly Volatile And Subject To Wide Fluctuations.

Assuming we are able to establish and maintain an active trading market for our common stock, the market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

▪	announcements of acquisitions, reserve discoveries or other business initiatives by our competitors;
▪	changes in the demand for uranium, including changes resulting from the introduction or expansion of alternative fuels;
▪	announcements by relevant governments pertaining to incentives for alternative energy development programs;
▪	quarterly variations in our revenues and operating expenses;

▪
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

▪	significant sales of our common stock, including sales by selling stockholders and by future investors in future offerings we expect to make to raise additional capital;
▪	changes in analysts’ estimates affecting us, our competitors or our industry;
▪	changes in the valuation of similarly situated companies, both in our industry and in other industries;
▪	changes in the accounting methods used in or otherwise affecting our industry; or
▪	fluctuations in interest rates and the availability of capital in the capital markets;

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and our results of operations and financial condition.

Our Operating Results May Fluctuate Significantly, And These Fluctuations May Cause Our Stock Price To Decline.

Our operating results will likely vary in the future as the result of fluctuations in our revenues and operating expenses, including the coming to market of reserves that we are able to develop, expenses that we incur, the price of uranium in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

Applicable SEC Rules Governing The Trading Of “Penny Stocks” Will Limit The Trading And Liquidity Of Our Common Stock, Which May Affect The Trading Price Of Our Common Stock.

Our common stock is presently considered to be a “penny stock” and is subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in such stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

NASD Sales Practice Requirements May Also Limit A Stockholder’s Ability To Buy And Sell Our Stock.

In addition to the penny stock rules described above, the National Association of Securities Dealers (“NASD”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We Do Not Expect To Pay Dividends In The Foreseeable Future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

Both we and Holdings are development stage companies with no revenues. We expect that the Merger will cause our plan of operation, results of operations and capital resources to differ materially from our financial position as it existed prior to the Merger.

Our business strategy is described under “Description of Our Business—Monmouth—Current Exploration” and “—Elliot Lake and Longlac—Outlook.”

We are currently contemplating a private placement of our Units for aggregate gross proceeds of $4.5 million including the $595,000 loaned pursuant to the Bridge Loan. We expect that this capital will be sufficient for us to complete the necessary exploration work and analysis required to prepare a pre-feasibility study on Monmouth, to complete basic prospecting activities at Longlac and Elliot Lake as well as begin a diamond drilling exploration program on those properties. Further exploration or mining activity, including the preparation of a complete feasibility study, will require that we raise additional capital.

Selected Financial Information

At May 31, 2007
Current Assets	$28,188
Total Assets	31,373
Current Liabilities	194,525
Stockholders’ Equity	(163,152)

Results of Operations

Since our respective inceptions, neither we nor Holdings have generated any revenues.

Since Holdings’ inception on June 12, 2007, it has incurred mining exploration expenses of $41,540 and general and administrative expenses of $121,612. Payments to Messrs. McIntosh, Naylor, and Scott made pursuant to their consulting agreements constituted the bulk of these expenditures.

Our net loss for the period since inception is ($163,152).

Cash Flows from Financing Activities

As previously reported, on June 22, 2007, we consummated a private offering of our Debentures. $545,000 of Debentures was sold on June 22, 2007 and an additional $50,000 was sold on June 28, 2007. We loaned the proceeds of the Debenture offering to Holdings in the form of the Bridge Loan. The Bridge Loan was deemed paid in full upon consummation of the Merger. See “—Liquidity.”

Each of Mr. McIntosh and Mr. Naylor have advanced money to Holdings for its exploration and other expenses. Prior to the Merger, Mr. McIntosh had advanced an aggregate of $57,500 and had been repaid $40,000, and Mr. Naylor had advanced an aggregate of $18,280 and had been repaid the entire amount. These advances had the oral understanding that they would be repaid without interest when Holdings was able to repay them. In connection with the proposed private placement, Mr. McIntosh is to be repaid the remaining amount of his advances. See “Certain Relationships and Related Transactions and Director Independence.”

Mr. Glen Harter and Mr. Stirling Kline have each made capital contributions to Holdings, $90,000 and $35,000, respectively.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets-Mineral Properties

We continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets that may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-based compensation

As of May 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2007 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2007, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. We do not expect the adoption of SFAS No. 157 to have a significant effect on our financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of FIN 48 to have a material impact on our financial reporting, and we are currently evaluating the impact, if any, the adoption of FIN 48 will have on our disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on our financial condition or results of operations.

Liquidity

Debenture Offering and Bridge Loan

On June 22, 2007, we offered and sold $545,000 of our Debentures pursuant to Regulation D and Regulation S of the Securities Act to a limited number of accredited investors or non-U.S. persons. An additional $50,000 of Debentures was sold on June 27, 2007. The Debentures are unsecured, bear interest at the rate of 9% per annum, which begins to accrue commencing 120 days from issuance, and are for a term of three years. The Debentures are payable in consecutive monthly installments of principal and interest, commencing 120 days from the date of issuance. The outstanding principal and accrued and unpaid interest of the Debentures converted into Debenture Units upon the consummation of the Merger at an conversion price of $0.50 principal amount to one Debenture Unit.

On June 22, 2007, the proceeds of the offering of our Debentures was used to fund the Bridge Loan to enable Holdings to meet specific working capital requirements defined and agreed to between us and it. Upon consummation of the Merger, the Note was deemed to be paid in full.

Proposed Private Placement

We are contemplating a private placement of our PPO Units. The proposed offering of PPO Units will consist of 4,500,000 PPO Units at an offering price of $1.00 per PPO Unit for aggregate gross proceeds of $4.5 million including the $595,000 sold in the offering of our Debentures. Each Warrant will contain standard anti-dilution protection for stock splits, stock dividends and stock combinations, will provide for weighted average price protection, and will provide for “cashless exercise” to the extent a registration statement covering the shares underlying the Warrant is not then in effect. The terms of the PPO are subject to change.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Prior to the Merger, our executive offices were located in the home of Karen Law, a director, at no cost to us. Holdings neither owns nor leases any real property. Holdings’ interest in Monmouth, Elliot Lake and Longlac are rights to conduct exploration and mining activities upon the underlying property. We currently purchase office services at our business address of 8655 East Via De Ventura, Suite G 2000. Scottsdale, AZ 85258.

SECURITY OWNERSHIP OF CERTAIN
STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as the Closing Date by (i) each person who, to our knowledge, owns more than 5% of the common stock; (ii) each of the directors and executive officers of the Company; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of the Closing Date are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Robert McIntosh(1)	31,000,000	55%
David Naylor(1)	0	0%
Graeme Scott(2)	0	0%
David Rector(3)	0	0%
Gottbetter Capital Group(4)	3,603,625	6.55%
All officers and directors as a group (5 persons)	31,000,000	55%

(1)	The address for Mr. McIntosh and Mr. Naylor is 9595 Wilshire Boulevard Suite 900, Beverly Hills, CA 90212
(2)	The address for Mr. Scott is Suite 205, 170 The Donway West, Toronto, Ontario M3C 2G3, Canada.
(3)	The address for Mr. Rector is c/o The David Stephen Group, 1640 Terrace Way, Walnut Creek, CA 94597.
(4)	The address for Gottbetter Capital Group is 488 Madison Avenue, 12th Floor, New York, NY 10022.

DIRECTORS AND EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our Board of Directors. Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. No family relationships exist between any of our present directors and officers.

The following table sets forth certain information, as of the date of this report, with respect to our directors, executive officers.

Name	Positions Held	Age	Date of Election or Appointment
Robert McIntosh	Chief Executive Officer, President, Director	44	July 11, 2007
David Naylor	Chief Financial Officer, Director	43	July 11, 2007
Graeme F. Scott	Vice President - Exploration, Director	44	July 11, 2007
David Rector	Director	60	June 15, 2007

Robert B. McIntosh, is a consulting geologist with over 25 years of proven experience in resource exploration and corporate development. He has designed, implemented, executed, and managed programs in precious and base metals, diamonds and oil & gas in the United States, Canada and abroad. Mr. McIntosh is currently the President of Silver Star Energy, Inc. and has been since 2003. In that position, he supervises geologic activity of its oil and gas exploration in the United States and Canada. He manages all aspects of public company work and supervised project operations in Bakersfield, CA and Calgary Alberta and reviewed potential oil and gas property acquisitions. From 2000 to 2003 he was the President of Vancouver based Mesa Resources Ltd. Where he supervised the drilling of wells in the Tofield, Alberta region with joint ventures with Fairborne Energy. Prior to that he was the President of Denstone Ventures Ltd. and Tyrrell Geological Services Ltd. He is a past president of Mesa Resources Inc. and Tyrrell Geological Services Ltd.

David M. Naylor is a financial management professional with extensive accounting expertise and a highly analytical ability to improve management practices. His career includes being the CFO of Silver Star Energy since October 2003 in which the company went from a start up to a producing oil and gas Company. From 2002 to 2003 he was a commodity tax auditor with the British Columbia Ministry of Provincial Revenue. Prior to that for ten years he was employed by a large media publishing company. Mr. Naylor is a Certified Management Accountant with over 20 years experience.

Graeme F. Scott, brings over 20 years experience in the mineral science and mining industry to us. During this time, he has carried out alluvial and industrial mineral exploration in Canada, the United States, Brazil, Venezuela, and Central America. He has served as a senior officer of Markland Development Corp., Caliber Energy, Bard Ventures International, Green Ice, La Fosse Platinum, and Louvicourt Gold Mines.

David Rector, serves as a director of Senesco Technologies, Inc., and DGSE Companies, Inc. Since May 2004, Mr. Rector has been in senior management positions with Nanoscience Technologies, Inc., a development stage company engaged in the development of DNA Nanotechnology and presently serves as its Chief Operating Officer.  Also, since 1985, Mr. Rector has been the Principal of The David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From 1983 until 1985, Mr. Rector served as President and General Manager of Sunset Designs, Inc., a domestic and international manufacturer and marketer of consumer product craft kits, and a wholly-owned subsidiary of Reckitt & Coleman N.A. From 1980 until 1983, Mr. Rector served as the Director of Marketing of Sunset Designs.  From 1971 until 1980, Mr. Rector served in progressive roles in both the financial and product marketing departments of Crown Zellerbach Corporation, a multi-billion dollar pulp and paper industry corporation. Mr. Rector received a Bachelor of Science degree in business/finance from Murray State University in 1969.

Code of Ethics

Subsequent to the Merger, we adopted a written code of ethics. We believe that the code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Board Committees

We presently have no board committees. We intend to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges at such time, if ever, we become subject to such requirements. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.” Additionally, we expect to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination, the full board will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Board Independence

Mr. Rector qualifies as an “independent director,” as that term is defined by SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Stock Incentive Plan

On June 15, 2007, our Board of Directors and stockholders adopted the 2007 Stock Option Plan (the “2007 Plan”). The purpose of the 2007 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the 2007 Plan, we are authorized to issue up to 3,000,000 incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options or shares of restricted stock. The 2007 Plan will be administered by our Board of Directors. As of the Closing Date, there were 100,000 stock options outstanding under the 2007 Plan.

EXECUTIVE COMPENSATION
Summary Compensation Table

The table below sets forth compensation received by our three executive officers beginning in May 2007 pursuant to consulting agreements that each had with Holdings. Prior to such time, they did not receive any compensation from either us or Holdings. These agreements were terminated on the Closing Date and were replaced by employment agreements with us.

Name and Principal Position	Consulting Fees ($)	Bonus ($)	Total ($)
Robert McIntosh	45,000	0	45,000
Chief Executive Officer		0
David Naylor	30,000	0	30,000
Chief Financial Officer		0
Graeme Scott	30,000	0	30,000
Vice President		0

Outstanding Equity Awards (Options) At Fiscal Year-End

None of our officers or directors had been granted any options as of the last fiscal year end.

Agreements With Officers and Directors

On the Closing Date, Holdings terminated the consulting agreements that it had with Messrs. McIntosh, Naylor and Scott, and we entered into employment agreements with each of them. The employment agreements were substantially identical.

They provide that the three will serve as our executive officers for an initial one year term which is renewable for additional one year terms upon the mutual consent of us and them. If one of executives terminates his employment (other than for “good reason” as described below), he will be entitled only to payment of his base salary through the date of termination. The executive is permitted to terminate his employment on 10 days notice, for “good reason,” if his compensation is reduced, if we fail to pay a material amount of his compensation when due or within the 10 day notice period or if we assign him duties materially inconsistent with his position with us without his consent. If the executive is terminated for cause (as defined in the agreement), he will be entitled only to payment of his base salary through the date of termination. If the executive is terminated without cause, which we may do on 30 days notice, the executive will be entitled to three months salary plus payment of his base salary through the date of termination.

The employment agreement includes a covenant limiting the executive’s ability to compete with us during his employment and for a period of one year following his termination. The executive will also be provided with such benefits as are provided generally to our executive officers.

Mr. McIntosh is as our President and Chief Executive Officer and receives $15,000 per month in salary. Mr. Naylor is our Chief Financial Officer and receives $10,000 per month in salary. Mr. Scott is our Vice President of Exploration and receives $10,000 per month in salary.

2007 Stock Option Plan

On June 15, 2007 our Board of Directors and the holders of a majority (64.9%) of our then outstanding common shares approved our 2007 Stock Option Plan (the “2007 Plan”) which provides for awards to acquire up to 3,000,000 shares of our common stock. The purpose of the 2007 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the 2007 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, nonqualified stock options and restricted stock. The 2007 Plan is administered by our Board of Directors.

Compensation of Directors

On the Closing Date, 100,000 options were granted to Mr. Rector in consideration of his remaining on our Board of Directors. His options are immediately exercisable at $0.50 per share, which the Board of Directors has determined is their fair market value, and are for a term of 10 years. See Executive Compensation-2007 Stock Option Plan. Except for Mr. Rector as described above, none of our directors received any compensation for their services as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the Merger, our executive offices were located in the home of Karen Law, a director, at no cost to us.

Each of Mr. McIntosh and Mr. Naylor have advanced money to Holdings for its exploration and other expenses. Prior to the Merger, Mr. McIntosh had advanced an aggregate of $57,500 and had been repaid $40,000, and Mr. Naylor had advanced an aggregate of $18,280 and had been repaid the entire amount. These advances had the oral understanding that they would be repaid without interest when Holdings was able to repay them. In connection with the proposed private placement, Mr. McIntosh is to be repaid the remaining amount of his advances.

Holdings has entered into an office services agreement for its facilities in Scottsdale, Arizona. Monthly payments under the agreement are personally guaranteed by Mr. Naylor.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value.

Capital Stock Issued and Outstanding

As of the Closing Date, there were 56,193,002 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Description of Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of our shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that our Board or Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Description of Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of blank check preferred stock, $0.001 par value. Pursuant to the terms of the preferred stock, our Board of Directors is vested with authority to divide the shares of preferred stock into series and fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by our Board of Directors, without the necessity of obtaining further approval of our stockholders.

Description of Debenture Warrants

Warrants representing the right to purchase an aggregate of 1,190,000 shares of common stock are issued and outstanding as of the Closing Date. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.75 per share, subject to adjustment, at any time during the five year period that commenced June 22, 2007 or June 27, 2007 (depending on the date Debentures were sold to the warrant holder).

Registration Rights

When we consummate the PPO, we anticipate that we will enter into a registration rights agreement (“Registration Rights Agreement”) with investors, including the purchasers of Debenture Units. Under the terms of the Registration Rights Agreement, we committed to file a registration statement covering the resale of the common stock underlying the Debenture Units (but not including the common stock that is issuable on exercise of the warrants underlying the Debenture Units) within 120 days from the Closing Date, and shall use our commercially reasonable efforts to cause the registration statement to become effective no later than 120 days after it is filed. On such registration statement, we expect to include 7,000,000 shares that were issued in connection with the Merger and hold by a small number of non-affiliated stockholders.

Also, we agree to use our commercially reasonable efforts to maintain the effectiveness of the registration statement through the second anniversary of the date the registration statement is declared effective by the SEC, or until Rule 144(k) of the Securities Act is available to purchasers with respect to all of their shares, whichever is earlier. We will be liable for monetary penalties equal to one and one-quarter percent (1.25%) of the gross proceeds of the PPO for each month that (a) we are late in filing the registration statement or (b) the registration statement is late in being declared effective. However, the aggregate of those penalties may not exceed 15% of the gross proceeds of the Offering. The purchasers will have “piggyback” registration rights for shares of common stock underlying the warrants with respect to any registration statement we file that would permit inclusion of those underlying shares, following the effectiveness of the foregoing registration statement.

Lock-up Agreements

In connection with the Merger, each of the Messrs. McIntosh, Naylor and Scott are subject to a lock-up period of 24 months with respect to the common stock issued in the Merger, whereby they are restricted from certain sales or dispositions of the common stock. Their permitted transferees must also agree to be bound by the terms of the lock-up. The Form of Lock-up Letter is annexed as Exhibit 10.14 and incorporated by reference.

In addition, for a period of 12 months from the Closing Date, our stockholders have agreed to be subject to restrictions on engaging in certain transactions, including effecting or agreeing to effect short sales, whether or not against the box, establishing any “put equivalent position” with respect to our common stock, borrowing or pre-borrowing any shares of common stock, or granting other rights with respect to the common stock or with respect to any security that includes, relates to or derives any significant part of its value from the common stock, or otherwise seeks to hedge its position in the common stock.

Description of Options

3,000,000 options are issuable under the 2007 Plan. On the Closing Date, 100,000 options were granted to Mr. Rector in consideration of his remaining on our Board of Directors. His options are immediately exercisable at $0.50 per share, their fair market value, and are for a term of 10 years. See Executive Compensation–2007 Stock Option Plan.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Pl., 8th Fl., New York, NY 10004.

MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “CWLU.”

On June 29, 2007, our closing bid price was $0.18 per share. There have been no reported transactions in our stock in the period from November 1, 2004 through April 30, 2007. As of June 29, 2007, there were 14 record holders of our common stock and 68,453,000 shares of our common stock outstanding.

Dividends

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Equity Compensation Plans

Securities authorized for issuance under equity compensation plans as of the Closing Date are as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	100,000	$0.50	2,900,000
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	$0.50	2,900,000

LEGAL PROCEEDINGS

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve us that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On July 6, 2007, we notified Dale Matheson Carr-Hilton LaBonte (“Dale Matheson”) that we were terminating our relationship with them as our principal independent accountant on that date. The termination of Dale Matheson Carr-Hilton LaBonte was approved by our Board of Directors. Dale Matheson had been our principal independent accountant for the fiscal year ended January 31, 2007. The report of Dale Matheson on our financial statements for the year ended January 31, 2007 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle except that such report was modified to include an explanatory paragraph with respect to our ability, in light of our lack of revenues and history of losses, to continue as a going concern.

In connection with the audit for the year ended January 31, 2007 and during the subsequent interim period through April 30, 2007, there were no disagreements between us and Dale Matheson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Dale Matheson to make reference to the subject matter of the disagreement in connection with their reports.

In connection with the audit of the fiscal year ended January 31, 2007 and during the subsequent interim period through April 30, 2007, Dale Matheson did not advise us of any matter required to be disclosed pursuant to Item 304(a)(1)(B) of Regulation S-B.

On July 6, 2007, we engaged Moore & Associates Chartered, as our principal independent accountant for the fiscal year ending January 31, 2008. The appointment of Moore & Associates Chartered was approved by our Board of Directors.

We provided Dale Matheson with a copy of this Current Report on Form 8-K before it was filed and requested that they furnish us a letter, addressed to the Securities and Exchange Commission, stating whether they agree with the information disclosed in this Report. A copy of that letter is filed with this Report as Exhibit 16.1.

RECENT SALES OF UNREGISTERED SECURITIES

On June 22, 2007, we offered and sold $545,000 of our Debentures pursuant to the exemptions from registration provided by Regulation D and Regulation S of the Securities Act to a limited number of accredited investors or non-U.S. persons. An additional $50,000 of Debentures was sold on June 27, 2007. The Debentures were unsecured, bore interest at the rate of 9% per annum, began to accrue commencing 120 days from issuance, and were for a term of three years. The Debentures were payable in consecutive monthly installments of principal and interest, commencing 120 days from the date of issuance. The outstanding principal and accrued and unpaid interest of the Debentures automatically converted into Debenture Units upon the consummation of the Merger. The Debentures converted into Debenture Units at an initial conversion price of $0.50 principal amount to one Debenture Unit.

As a result of this conversion, 1,190,000 shares of our common stock and 1,190,000 warrants to purchase common stock were issued to the Debenture holders. The issuance of the common stock and warrants was exempt from registration under the Securities Act due to the exemption contained in Section 4(2) thereof.

We issued 31,000,000 shares of common stock to the former stockholders of Holdings in the Merger. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

On May 29, 2007 we issued 1,000,000 shares of our common stock to each of Karen Law and Lyle Smith, our prior directors, in compensation for their services to us. The issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Law

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself in good faith and reasonably believe that his conduct was in, or not opposed to our best interest. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he believes he has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Bylaws

Our Bylaws provide that our directors shall cause us to indemnify a director or former director of ours and that we may indemnify a director or former director of a corporation of which we are or were a shareholder against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonable incurred by him including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director of ours or of such corporation, including an action brought by us or such other corporation.

Our Bylaws further provide that we have the power to indemnify any officer, employee, or agent of ours or of which we are or were a shareholder against all costs, charges and expenses incurred by him and resulting from his acting as an officer, employee or agent of ours or such other corporation.

Our Bylaws also provide that we may purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of ours or of a corporation of which we are or were a shareholder against a liability incurred by him as a director, officer, employee or agent.

Articles of Incorporation

Our Articles of Incorporation provide a limitation of liability in that no director or officer shall be personally liable to us or any of our shareholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or unlawful payment of dividends.

Indemnification Under The Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Nevada law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by our director, officer or controlling person in successful defense of any action, suit, or proceeding) is asserted by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

See Item 9.01(d) below, which is incorporated by reference.

DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.01 Changes in Control of the Registrant

As a result of the Merger, the Company experienced a change in control, with the former stockholder of Holdings acquiring control of the Company. The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.06 Change in Shell Company Status

The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference. As a result of the completion of the Merger, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Report, which disclosure is incorporated into this item by reference.

(a) Financial Statements of Business Acquired

In accordance with Item 9.01(a), Holdings’ audited financial statements as of May 31, 2007 are included with this Report beginning on Page F-1.

(b) Pro forma financial information

In accordance with Item 9.01(b), unaudited pro forma consolidated financial statements are included with the Report beginning on Page F-13.

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated July 11, 2007, among the Registrant, Cromwell Uranium Holdings, Inc. and Cromwell Acquisition Corp.*
3.1	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on June 15, 2007(1)
3.2	By-Laws(2)
10.1	2007 Stock Option Plan
10.2	Monmouth Agreement, dated June 12, 2007, between the Registrant and Yvon Gagne*
10.3	Elliot Lake South Project Agreement, dated June 12, 2007, between the Registrant and 2060014 Ontario, Ltd.*
10.4	Longlac Project Agreement, dated June 12, 2007, between the Registrant and 2060014 Ontario, Ltd.*
10.5	Securities Purchase Agreement, dated as of June 22, 2007, among the Registrant, certain purchasers and Gottbetter & Partners, LLP as escrow agent(3)
10.6	Form of Debenture, dated June 22, 2007(3)
10.7	Bridge Loan And Control Share Pledge And Security Agreement, dated as of June 22, 2007, among and the Registrant and Cromwell Uranium Holdings, Inc.(3)
10.8	Bridge Loan Promissory Note, dated June 22, 2007(3)
10.9	Pledge and Escrow Agreement, dated as of June 22, 2007, among the Registrant, Cromwell Uranium Holdings, Inc. and Gottbetter & Partners LLP as escrow agent(3)
10.10	Employment Agreement, dated July 11, 2007, between the Registrant and Robert McIntosh*
10.11	Employment Agreement, dated July 11, 2007, between the Registrant and David Naylor*
10.12	Employment Agreement, dated July 11, 2007, between the Registrant and Graeme Scott*
10.13	Escrow Agreement, dated July 11, 2007, among the Registrant, Robert McIntosh and Gottbetter & Partners, LLP, as escrow agent*
10.14	Split-Off Agreement, dated July 11, 2007, among the Registrant, Arbutus Leaseco Inc., Karen Law and Lyle Smith*
10.15	General Release Agreement, dated July 11, 2007, among the Registrant, Karen Law, Lyle Smith, Arbutus Leaseco, Inc., and Cromwell Uranium Holdings, Inc.*
10.16	Form of Lockup Letter, dated July 11, 2007*
10.17	Form of Investor Warrant, dated July 11, 2007*
10.18	Form of Option Agreement*
14.1	Code of Ethics*
16.1	Letter on Change in Certifying Accountant, dated July 13, 2007 from Dale Matheson Carr-Hilton Labonte Chartered
22.1	Subsidiaries of the Registrant

*	Filed herewith.
(1)	Incorporated by reference to the Registrant’s Form 8-K, dated June 15, 2006
(2)	Incorporated by reference to the Registrant’s Form SB-2, dated May 30, 2006
(3)	Incorporated by reference to the Registrant’s Form 8-K, dated June 25, 200

CROMWELL URANIUM HOLDINGS, INC.

FINANCIAL STATEMENTS

May 31, 2007

C O N T E N T S

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cromwell Uranium Holdings, Inc.
(A Development Stage Company)
Scottsdale, Arizona

We have audited the accompanying balance sheets of Cromwell Uranium Holdings, Inc. as of May 31, 2007 and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on January 1, 2007 through May 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cromwell Uranium Holdings, Inc. of May 31, 2007 and the results of its operations and its cash flows from inception on January 1, 2007 through May 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the consolidated financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates Chartered
_____________________________________

Moore & Associates Chartered
Las Vegas, Nevada
July 13, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

CROMWELL URANIUM HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

May 31,
2007

ASSETS

CURRENT ASSETS
Cash in bank	$-
Prepaid expenses	28,188

TOTAL CURRENT ASSETS	28,188

PROPERTY AND EQUIPMENT	3,185

TOTAL ASSETS	$31,373

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$33,745
Common stock subscribed	125,000
Notes payable-related party	35,780

TOTAL CURRENT LIABILITIES	194,525

LONG-TERM DEBT	-

TOTAL LIABILITIES	194,525

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock: $0.01 par value; 100,000 shares authorized, 100 shares issued and outstanding	10
Additional paid in capital	(10)
Accumulated deficit	(163,152)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(163,152)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$31,373

The accompanying notes are an integral part of these financial statements

CROMWELL URANIUM HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

From Inception
On January 1,
2007 through
May 31,
2007

REVENUES	$-
COST OF SALES	-
GROSS MARGIN	-

OPERATING EXPENSES
Mineral property expenses	41,540
General and administrative	121,612

TOTAL OPERATING EXPENSES	163,152

NET LOSS	$(163,152)

BASIC LOSS PER SHARE	$(1,632)

Weighted Average Shares Outstanding	100

The accompanying notes are an integral part of these financial statements

CROMWELL URANIUM HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	in Capital	Deficit	Equity
Balance January 1, 2007	-	$-	$-	$-	$-

Shares issued for cash at $0.01 per share	100	10	(10)	-	-

Net loss for the period ended May 31, 2007	-	-	-	(163,152)	(163,152)

Balance May 31, 2007	100	$10	$(10)	$(163,152)	$(163,152)

The accompanying notes are an integral part of these financial statements

CROMWELL URANIUM HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASHFLOWS

From Inception
On January 1,
2007 through
May 31,
2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(163,152)

Adjustments to reconcile net income to net cash provided by operating activities:
Common stock issued for services	-
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(28,188)
Increase (decrease) in accounts payable	33,745

NET CASH (USED) BY OPERATING ACTIVITES	(157,595)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,185)

NET CASH (USED) BY INVESTING ACTIVITIES	(3,185)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable-related party	35,780
Proceeds from common stock subscribed	125,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	160,780

NET INCREASE IN CASH	-

CASH - BEGINNING OF PERIOD	-

CASH - END OF PERIOD	$-

SUPPLEMENTAL CASH FLOW DISCLOSURE:

CASH PAID FOR:
Interest	$-
Income taxes	$-

NON CASH FINANCING ACTIVITIES:	$-

The accompanying notes are an integral part of these financial statements

1.	Summary of Significant Accounting Policies

Nature of Business
Cromwell Uranium Holdings, Inc. (the Company) was incorporated in the State of Arizona on June 12, 2007. The Company is engaged in the business of acquiring, developing and holding mineral properties, primarily uranium. The Company’s management is also authorized to pursue any other business opportunities believed to hold a potential for profit. Prior to its incorporation the Company operated as a sole proprietorship. Accordingly, the historical financial statements of the sole proprietorship are accounted for as the predecessor historical financial statements of the Company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2007.

	(Loss)	Shares	Basic (Loss) Per Share
	(Numerator)	(Denominator)	Amount

For the Period Ended	$(163,152)	100	$(1,632.00)

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Comprehensive Income
The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the period ended May 31, 2007.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of May 31, 2007.

1.	Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to the net loss before provision for income taxes for the following reasons:

May 31, 2007
Income tax expense at statutory rate	$55,472

Valuation allowance	(55,472)

Income tax expense per books	$-0-

Net deferred tax assets consist of the following components as of:

May 31, 2007
NOL Carryover	$55,472
Valuation allowance	(55,472)

Net deferred tax asset	$-0-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

1.	Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets Mineral Properties
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year end.

Stock-based compensation.
As of May 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2007 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2007, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Prepaid expenses
The Company has prepaid $28,188 in legal and professional fees which will be charged to expense upon completion of the services.

Recent Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

1.	Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

Revenue Recognition
The Company will determine its revenue recognition policies upon commencement of principle operations.

Property and Equipment
The Company will depreciate its property and equipment over the estimated useful life of 5 years using the straight line method beginning on July 31, 2007 when it is placed in service. The Company carries its investment in mineral properties at cost and will record depletion of the cost upon the properties going into production.

2.	COMMON STOCK
On June 12, 2007, the Company issued 100 shares of its common stock to its founder. In May, 2007, the Company received $125,000 from investors for shares of its common stock to be issued upon completion of the merger with Cromwell Uranium Corp.

3.	RELATED PARTY TRANSACTIONS
During the period ended May 31, 2007, the Company received $35,780 in non-interest bearing advances from a shareholder. The advances are due upon demand and unsecured.

4.	SUBSEQUENT EVENT
The Company has entered into a letter of intent whereby a definitive agreement is being prepared under which the Company will become a wholly owned subsidiary of Cromwell Uranium Corp., a Nevada public corporation in a share exchange.

5.	GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $163,152 as of May 31, 2007. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

CROMWELL URANIUM CORP.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Cromwell as of May 31, 2007	Arbutus as of April 30, 2007	Combined Historical Cromwell and Arbutus	Pro Forma Adjustments		Pro Forma Combined Cromwell and Arbutus May 31, 2007
ASSETS
Current Assets:
Cash	$-	$6,141	$6,141	$470,000	(5)	$476,141
Prepaid expenses	28,188	-	28,188	-		28,188
Accounts receivable	-	-	-	-		-
Total Current Assets	28,188	6,141	34,329	470,000		504,329
Fixed Assets, Net:	3,185	-	3,185	-		3,185
Goodwill	-	-	-	-		-
TOTAL ASSETS	$31,373	$6,141	$37,514	$470,000		$507,514
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$33,745	$6,214	$39,959	$-		$39,959
Common stock subscribed	125,000	-	125,000	(125,000)	(5)	-
Notes payable - related party	35,780	-	35,780	-		35,780
Total Current Liabilities	194,525	6,214	200,739	(125,000)		75,739
Total Liabilities	194,525	6,214	200,739	(125,000)		75,739
Stockholders' Equity (Deficit):
Preferred stock	-	-	-	-		-
Common stock	10	8,780	8,790	31,000	(2)	102,863
				57,673	(4)
				2,000	(3)
				3,400	(5)
Additional paid-in capital	(10)	65,620	65,610	(31,000)	(2)	494,064
				(74,473)	(1)
				(57,673)	(4)
				591,600	(5)
				74,473	(1)
Accumulated deficit during the development stage	(163,152)	(74,473)	(237,625)	(2,000)	(3)	(165,152)
Total Stockholders' Equity (Deficit)	(163,152)	(73)	(163,225)	595,000		431,775
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$31,373	$6,141	$37,514	$470,000		$507,514

(1)	To elimiate the accumulated deficit of Arbutus as of the date of the merger.

(2)	To record the issuance of 30,999,990 shares of common stock valued in the acquisition of Cromwell Uranium Holdings, Inc.

(3)	To record the issuance of 2,000,000 shares of common stock valued at $0.001 per share for services .

(4)	To record the 6.35 shares for 1 forward stock split.

(5)	To record the issuance of 3,400,000 shares for cash of $595,000 at $0.175 per share.

CROMWELL URANIUM CORP.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

					Pro Forma
					Combined
					Cromwell and
	Cromwell	Arbutus			Arbutus
	For The	For the 3	Combined		For The
	4 Mos . Ended	Mos . Ended	Cromwell and	Pro Forma	4 Mos . Ended
	5/31/07	4/30/07	Arbutus	Adjustments	5/31/07
REVENUES
Mineral revenue	$-	$-	$-	$-	$-
Other revenue	-	-	-	-
Total Revenues	-	-	-	-	-
COSTS AND EXPENSES
General and administrative	41,540	22,484	64,024	2,000	66,024
Mineral property expenses	121,612	1,556	123,168	-	123,168
Total Costs and Expenses	163,152	24,040	187,192	2,000	189,192
OPERATING INCOME (LOSS)	(163,152)	(24,040)	(187,192)	(2,000)	(189,192)
OTHER INCOME (EXPENSE)
Interest expense	-	-	-	-	-
Total Other Income (Expense)	-	-	-	-	-
NET INCOME	$(163,152)	$(24,040)	$(187,192)	$(2,000)	$(189,192)
Basic loss per share	$(1,631.52)	$(0.00)	$(0.02)	$(0.00)	$(0.02)
Weighted average shares outstanding	100	8,780,000	8,780,100	2,000,000	10,780,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROMWELL URANIUM CORP.

Dated: July 13, 2006	By:	/s/ Robert McIntosh
Name: Robert McIntosh
Title: President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated July 11, 2007, among the Registrant, Cromwell Uranium Holdings, Inc. and Cromwell Acquisition Corp.*
3.1	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on June 15, 2007(1)
3.2	By-Laws(2)
10.1	2007 Stock Option Plan
10.2	Monmouth Agreement, dated June 12, 2007, between the Registrant and Yvon Gagne*
10.3	Elliot Lake South Project Agreement, dated June 12, 2007, between the Registrant and 2060014 Ontario, Ltd.*
10.4	Longlac Project Agreement, dated June 12, 2007, between the Registrant and 2060014 Ontario, Ltd.*
10.5	Securities Purchase Agreement, dated as of June 22, 2007, among the Registrant, certain purchasers and Gottbetter & Partners, LLP as escrow agent(3)
10.6	Form of Debenture, dated June 22, 2007(3)
10.7	Bridge Loan And Control Share Pledge And Security Agreement, dated as of June 22, 2007, among and the Registrant and Cromwell Uranium Holdings, Inc.(3)
10.8	Bridge Loan Promissory Note, dated June 22, 2007(3)
10.9	Pledge and Escrow Agreement, dated as of June 22, 2007, among the Registrant, Cromwell Uranium Holdings, Inc. and Gottbetter & Partners LLP as escrow agent(3)
10.10	Employment Agreement, dated July 11, 2007, between the Registrant and Robert McIntosh*
10.11	Employment Agreement, dated July 11, 2007, between the Registrant and David Naylor*
10.12	Employment Agreement, dated July 11, 2007, between the Registrant and Graeme Scott*
10.13	Escrow Agreement, dated July 11, 2007, among the Registrant, Robert McIntosh and Gottbetter & Partners, LLP, as escrow agent*
10.14	Split-Off Agreement, dated July 11, 2007, among the Registrant, Arbutus Leaseco Inc., Karen Law and Lyle Smith*
10.15	General Release Agreement, dated July 11, 2007, among the Registrant, Karen Law, Lyle Smith, Arbutus Leaseco, Inc., and Cromwell Uranium Holdings, Inc.*
10.16	Form of Lockup Letter, dated July 11, 2007*
10.17	Form of Investor Warrant, dated July 11, 2007*
10.18	Form of Option Agreement*
14.1	Code of Ethics*
16.1	Letter on Change in Certifying Accountant, dated July 13, 2007 from Dale Matheson Carr-Hilton Labonte Chartered
22.1	Subsidiaries of the Registrant

*	Filed herewith.
(1)	Incorporated by reference to the Registrant’s Form 8-K, dated June 15, 2006
(2)	Incorporated by reference to the Registrant’s Form SB-2, dated May 30, 2006
(3)	Incorporated by reference to the Registrant’s Form 8-K, dated June 25, 200